EXHIBIT 11

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                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER COMMON SHARE
                               (In thousands, except per share amounts)

                                                   March 27,      March 28,
                                                      1998           1997
                                                  ------------   ------------
BASIC
Earnings:
  Net income                                          $40,570        $39,589
                                                  ============   ============

Shares:
  Weighted average shares outstanding                  53,314         61,222
                                                  ============   ============

Earnings per share:
  Basic earnings per share                            $  0.76        $  0.65
                                                  ============   ============


DILUTED
Earnings:
  Net income                                          $40,570        $39,589
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects                             255
                                                  ------------   ------------
  Net income, as adjusted                             $40,570        $39,844
                                                  ============   ============

Shares:
  Weighted average shares outstanding                  53,314         61,222
  Dilutive effect of outstanding options (as
    determined under the treasury stock method)         1,316            985
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures                              578
                                                  ------------   ------------
  Weighted-average and dilutive
    potential shares                                   54,630         62,785
                                                  ============   ============

Earnings per share:
  Diluted earnings per share                          $  0.74        $  0.63
                                                  ============   ============

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